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                                                                   EXHIBIT 10.23

                             CARMEL CORPORATE PLAZA

                                  OFFICE LEASE

      This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "LEASE"), dated as of the date set forth in Section 1 of the Summary, is made by and between 15015 AVENUE OF SCIENCE ASSOCIATES LLC, a Delaware limited liability company ("LANDLORD") and PDF SOLUTIONS, INC., a Delaware corporation ("TENANT").

                                   ARTICLE 1

                         PROJECT, BUILDING AND PREMISES

      1.1 PROJECT, BUILDING AND PREMISES. Upon and subject to the terms set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.1 of the Summary (the "PREMISES"), which Premises are located in the Building defined in Section 6.2 of the Summary. The outline of the Premises is set forth in EXHIBIT A attached hereto. The Building, commonly known as The Carmel Corporate Plaza, is located at 15015 Avenue of Science, San Diego, California 92128-3430. The Building, the parking facilities located adjacent to the Building (the "PROJECT PARKING AREA"), any outside plaza areas, land and other improvements surrounding the Building and such other future buildings (if any), and the land upon which all of the foregoing are situated, are herein sometimes collectively referred to herein as the "PROJECT" or "REAL PROPERTY." Tenant acknowledges that Landlord has made no representation or warranty that other office buildings will be constructed in the Project, and Landlord may at its sole discretion, elect to construct or not construct any such additional office buildings or phases within the Project. Tenant further acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically set forth in this Lease or the Tenant Work Letter. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to the rules, regulations and restrictions attached hereto as EXHIBIT B (the "RULES AND REGULATIONS"), as the same may be modified by Landlord from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Project and the common areas thereof.

      1.2 CONDITION OF PREMISES. Except as expressly set forth in this Lease and in the Tenant Work Letter attached hereto as EXHIBIT D, Landlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "AS IS" condition on the Lease Commencement Date. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project, except as specifically set forth in this Lease and the Tenant Work Letter. Landlord represents that, as of the Lease Commencement Date, the Building's mechanical, electrical, heating, ventilating, air conditioning, and life safety systems will be in a good operating condition.

      1.3 RENTABLE SQUARE FEET. The parties hereby stipulate that the Premises contain the rentable square feet set forth in Section 6.1 of the Summary, and such square footage amount is not subject to adjustment or remeasurement by Landlord or Tenant. Accordingly, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease which are determined based upon rentable square feet of the Premises, except as set forth in Section 4.2.6 hereof.

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                                   ARTICLE 2

                                   LEASE TERM

      2.1 LEASE TERM. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "LEASE COMMENCEMENT DATE") set forth in Section 7.3 of the Summary, and shall terminate on the date (the "LEASE EXPIRATION DATE") set forth in Section 7.4 of the Summary, unless this Lease is sooner terminated as hereinafter provided. At any time during the Lease Term, Landlord may deliver to Tenant an amendment to this Lease confirming the Lease Commencement Date and Lease Expiration Date, in the form as set forth in EXHIBIT C, attached hereto, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Tenant may, no more than thirty (30) days prior to the Lease Commencement Date, enter the Premises in order to install cables, phone and computer systems and/or furniture and equipment. If Tenant desires to exercise its right of early entry in accordance with the provisions of this Section, Tenant further agrees (i) to provide to Landlord at least three (3) business days advance written notice of the date of its intended entry, (ii) that Tenant shall pay for and provide certificates evidencing the existence and amounts of liability insurance carried by Tenant, which insurance shall comply with the terms and conditions of this Lease, (iii) that Tenant and its employees, contractors and agents shall comply with all applicable laws, regulations, permits and other approvals applicable to such early entry work on the Premises, (iv) that Tenant and its employees, contractors and agents shall not interfere with or delay in any manner the construction of the Tenant Improvements, and (v) that during such early occupancy period, Tenant shall comply with all other terms and conditions of the Lease other than the payment of Rent.

                                   ARTICLE 3

                                    BASE RENT

      3.1 BASE RENT. Tenant shall pay, without notice or demand, to Landlord at the management office of the Project, or, at Landlord's option, such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ( "BASE RENT") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full calendar month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month (such as during the last month of the Lease Term), the Rent for any fractional calendar month shall be the proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

      3.2 RENT RECAPTURE. Notwithstanding anything to the contrary set forth herein, Landlord and Tenant hereby agree that, despite the provisions of Section 8 of the Lease Summary, the Monthly Base Rental Rate per Rentable Square Foot for the period commencing on the Lease Commencement Date and ending on December 31, 2003 (such period being called the "ADJUSTMENT PERIOD") normally would be computed on the basis of $1.50 per Rentable Square Foot (the "ACTUAL RATE"). As an inducement to Tenant's execution of this Lease, Landlord has agreed to accept, during the Adjustment Period, the Base Rent set forth in Section 8 of the Summary. However, in the event of a default by Tenant under the terms of this Lease which results in early termination of this Lease, then as a part of the recovery set forth in this Lease, Landlord shall be entitled to recover from Tenant an amount equal to the difference between the Base Rent paid by Tenant during the Adjustment Period and the amount of Base Rent that would have been paid to Landlord during the Adjustment Period if the Base Rent for such period was calculated using the Actual Rate.


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                                   ARTICLE 4

                                 ADDITIONAL RENT

      4.1 ADDITIONAL RENT. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay as additional rent:

            (i) Tenant's Share of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.1 of this Lease, respectively; and

            (ii) Tenant's Share of the annual Utilities Costs, as that term is defined in Section 4.2.5 of this Lease.

      4.2 DEFINITIONS. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

            4.2.1 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

            4.2.2 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires; provided, that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of the Direct Expenses and Tenant's Share of the Utilities Costs shall be equitably adjusted for any Expense Year involved in any such change.

            4.2.3 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid or incurred for: (i) all Utilities Costs; (ii) the cost of janitorial service, alarm and security service, window cleaning, and trash removal, the cost of operating, maintaining, repairing, replacing, renovating, managing and complying with conservation measures in connection with the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (iii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iv) the cost of insurance carried by Landlord in connection with the Real Property, in such amounts as Landlord may reasonably determine, or as may be required by any mortgagees, or the lessor of any underlying or ground lease affecting the Real Property; (v) the cost of landscaping, relamping, supplies, tools, equipment (including equipment rental agreements) and materials, and all fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, incurred in connection with the management, operation, administration, maintenance and repair of the Real Property; (vi) the cost of parking area repair, restoration and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vii) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants engaged by Landlord in connection with the management, operation, maintenance and repair of the Building or Project; (viii) payments under any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (ix) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits shall be included in Operating Expenses based on their work time devoted to the Building or Project; (x) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Real Property; (xi) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by


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Bank of America, a national banking association, or its successor, as its prime rate, plus 2% per annum (the "INTEREST RATE")) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Real Property; (xii) the cost (including rent) of Landlord's property management office for the Real Property and all utilities, supplies and materials used in connection therewith; (xiii) costs which relate to the operation, repair, maintenance and replacement of all systems, equipment or facilities which serve the Real Property in the whole or in part (including replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs, walkways and parking areas, and repairs to roofs and reroofing of improvements), and (xiv) the cost of any capital alterations, capital additions, or capital improvements made to the Real Property or any portion thereof, (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, or any portion thereof, or (B) that are required under any governmental law or regulation that is then being enforced by a federal, state or local governmental agency; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost at the Interest Rate in effect at the time such expenditure is placed in service) over its useful life as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed or provided by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had such building(s) been one hundred percent (100%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year.

            Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Direct Expenses and/or Utilities Costs among different tenants of the Project (the "COST Pools"). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the Project and may be modified to take into account the addition of any additional office buildings within the Project, if any.

            Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include: (A) except as otherwise set forth above in this Section 4.2.3, interest on debt and amortization on mortgages; (B) ground lease payments; (C) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Real Property; (D) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (E) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from a third party; (F) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due; (G) costs arising from Landlord's charitable or political contributions; (H) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Real Property, including costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building; (I) costs incurred in connection with any disputes between Landlord and other tenants or occupants; or (J) costs incurred to comply with laws relating to the removal of Hazardous Material (as hereinafter defined) which was in existence in the Building prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that then existed in the


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Building, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto;

            4.2.4 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes or charges, business or license taxes or fees, annual or periodic license or use fees, open space charges, housing fund assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay or incur during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein.

                  4.2.4.1 Tax Expenses shall include, without limitation:

                        (i) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the contribution of the Project towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                        (ii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                        (iii) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

                        (iv) any possessory taxes charged or levied in lieu of real estate taxes; and

                        (v) any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

                  4.2.4.2 Notwithstanding anything to the contrary contained in this Section 4.2.4, there shall be excluded from Tax Expenses: (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project); (ii) any items paid by Tenant under Section 4.4 of this Lease; and (iii) any items included as Operating Expenses or Utilities Costs.


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            4.2.5 "UTILITIES COSTS" shall mean the cost of all utilities supplied for the Project (including, without limitation, water, sewer, electricity, telephone and HVAC), other than those utilities which are paid directly by Tenant and other tenants of the Project for excess consumption and after-hours HVAC pursuant to Section 6.2 of this Lease or similar provisions in other tenants' leases.

            4.2.6 "TENANT'S SHARE" shall mean the percentage set forth in
Section 9.1 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. In the event either the rentable square feet of the Premises, the Building, or the Project is changed, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

      4.3 CALCULATION AND PAYMENT OF ADDITIONAL RENT.

            4.3.1 CALCULATION. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent: (i) Tenant's Share of Direct Expenses for such Expense Year; and (ii) Tenant's Share of the Utilities Costs incurred for such Expense Year.

            4.3.2 STATEMENT OF ACTUAL DIRECT EXPENSES AND UTILITIES COSTS AND PAYMENT BY TENANT. Following the end of each Expense Year, Landlord shall give to Tenant a statement (the "STATEMENT"), which shall indicate: (i) the Direct Expenses incurred or accrued for such preceding Expense Year; and (ii) the amount of the Utilities Costs incurred for such preceding Expense Year. Upon receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, but in no event later than thirty (30) days after receipt of such Statement, (A) the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.3.3, below, plus (B) the full amount of Tenants Share of the Utilities Costs for such Expense Year, less the amounts, if any, paid by Tenant during the Expense Year as "Estimated Utilities Costs", as that term is defined in Section 4.3.3 below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of the Direct Expenses and Utilities Costs for the Expense Year in which this Lease terminates, taking into consideration that the Lease Expiration Date may have occurred prior to the final day of the applicable Expense Year, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease as Tenant's Share of the Direct Expenses and Utilities Costs for such final Expense Year. The provisions of this Section
4.3.2 shall survive the expiration or earlier termination of the Lease Term.

            4.3.3 STATEMENT OF ESTIMATED DIRECT EXPENSES AND UTILITIES COSTS. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of (i) what the total amount of Direct Expenses for the then-current Expense Year shall be Direct Expenses (the "ESTIMATED DIRECT EXPENSES"), and
(ii) what the total amount of Tenant's Share of the Utilities Costs for the then-current Expense Year shall be (the "ESTIMATED UTILITIES COSTS"). The Estimate Statement may be revised and reissued by Landlord from time to time. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses or Estimated Utilities Costs under this Article 4. Within thirty (30) days after receipt of such Estimate Statement, Tenant shall pay to Landlord an amount equal to (A) a fraction of the Estimated Direct Expenses (or the increase in the Estimated Direct Expenses if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by any amounts paid as Estimated Direct Expenses pursuant to the last sentence of this
Section 4.3.3), plus (B) a fraction of the Estimated Utilities Costs (or the increase in the Estimated Utilities Costs if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by the amounts paid as Estimated Utilities Costs pursuant to the last sentence of


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this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to the sum of (x) one-twelfth (1/12) of the total Estimated Direct Expenses plus (y) one-twelfth (1/12) of the total Estimated Utilities Costs set forth in the previous Estimate Statement delivered by Landlord to Tenant.

      4.4 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE. Tenant shall reimburse Landlord, as Additional Rent, within ten (10) days after demand, for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

            4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

            4.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or

            4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

      4.5 UTILITIES AND SERVICES. Tenant agrees to contract directly for and to pay for all electricity, telephone and cable services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, any charges related thereto shall constitute Operating Expenses and Tenant agrees to pay Tenant's Share of such charges as Additional Rent pursuant to this Lease.

      4.6 LATE CHARGES. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date they are due shall thereafter bear interest until paid at a rate equal to the lesser of (i) the Interest Rate set forth in Section
4.2.3 above, or (ii) the highest rate permitted by applicable law.

                                   ARTICLE 5

                                 USE OF PREMISES

      5.1 USE. Tenant shall use the Premises solely for general office purposes, and for research and development for an engineering firm, which uses shall be consistent with the character of the Project as a first-class office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county


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governing body or other lawful authorities having jurisdiction over the Project
(including laws pertaining to Hazardous Materials, as defined below). Tenant shall comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Real Property.

      5.2 HAZARDOUS MATERIALS.

            5.2.1 PROHIBITION ON USE. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Materials. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 5.2.1.

            5.2.2 INDEMNITY. Tenant agrees to indemnify, defend (with legal counsel reasonably acceptable to Landlord), protect and hold Landlord and the Landlord Parties (as defined in Section 10.1 below) harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Real Property or any portion thereof, caused by Tenant, its assignees or subtenants and/or their respective agents, employees, contractors, licensees or invitees (collectively, "TENANT AFFILIATES").

            5.2.3 REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "REMEDIAL WORK") is required under any applicable federal, state or local laws or by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Tenant shall perform or cause to be performed the Remedial Work in compliance with such laws or order. All Remedial Work shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineers, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work.

            5.2.4 DEFINITION OF HAZARDOUS MATERIALS. As used herein, the term "HAZARDOUS MATERIALS" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance" or "hazardous material" under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum, or (iii) asbestos.

                                   ARTICLE 6

                             SERVICES AND UTILITIES

      6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.


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            6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., and on Saturdays during the period from 8:00 a.m. to 12:00 p.m. (collectively, the "BUILDING HOURS"), except for nationally and locally recognized holidays as designated by Landlord (collectively, the "HOLIDAYS"). Notwithstanding anything to the contrary set forth in this Lease, Landlord shall provide HVAC for use in the Lab and the IT Room within the Premises, as such areas are depicted on EXHIBIT A attached hereto, twenty-four (24) hours per day seven (7) days per week.

            6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

            6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

            6.1.4 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises.

            6.1.5 Landlord shall provide nonexclusive automatic elevator service at all times.

      6.2 OVERSTANDARD TENANT USE. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may adversely affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of
Section 6.1 of this Lease. If Tenant uses water or HVAC in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant's consumption of electricity shall exceed an average of three (3) watts per useable square foot of the Premises, connected load, calculated on a monthly basis during the Building Hours set forth in Section 6.1.1 above, then Tenant shall pay to Landlord, within ten (10) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, administrative and overhead costs incurred in connection with such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use HVAC during hours other than the Building Hours, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use, (ii) Landlord shall supply such after-hours HVAC to Tenant at such hourly cost (which shall include, without limitation, the cost of the use of such HVAC, administrative and overhead charges, and the cost of maintenance and increased wear and tear on equipment used to provide such after-hours HVAC) to Tenant as Landlord shall from time to time establish, and
(iii) Tenant shall pay such cost within ten (10) days after billing.

      6.3 INTERRUPTION OF USE. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without


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limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

      6.4 ADDITIONAL SERVICES. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord, within ten (10) days after billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

                                   ARTICLE 7

                                     REPAIRS

      7.1 TENANT'S REPAIRS. Subject to Landlord's repair obligations in Sections
7.2 and 11.1 below, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.

      7.2 LANDLORD'S REPAIRS. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building and the basic plumbing, heating, ventilating, air conditioning and electrical systems serving the Building and not located in the Premises; provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, contractors, employees, licenses or invitees (and, to the extent that such damage is not covered by Landlord's insurance), Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable to Tenant for any failure to make any such repairs, or to perform any maintenance hereunder, and there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of a failure to make any repairs, alterations or improvements in or to any portion of the Premises or Project or in or to fixtures, appurtenances and equipment therein, except to the extent caused by the gross negligence or willful misconduct of Landlord. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect.

                                   ARTICLE 8

                            ADDITIONS AND ALTERATIONS

      8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which (i) may affect the structural components of the Building, or the Building's mechanical, electrical, heating, ventilating, air-conditioning, or life safety


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systems, or (ii) are visible from outside the Premises. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the finish work in the Premises, not requiring any structural or other substantial modifications to the Premises, or changes costing less than of Five Thousand Dollars ($5,000) for any one work of improvement, or in excess of Five Thousand Dollars ($5,000) in the aggregate for multiple works of improvement during any period of twelve (12) consecutive months during the Lease Term (a "PERMITTED ALTERATION"), upon thirty
(30) days prior written notice to Landlord. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter, attached hereto as EXHIBIT D, and not the terms of this Article 8.

      8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term (upon Tenant's request, Landlord shall specify, at the time of its consent, which Alteration, if any, must be removed upon expiration or early termination of the Lease Term), and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the City of San Diego in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or Project or the common areas by any other tenant of the Project, and as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a timely Notice of Completion to be recorded in the office of the Recorder of San Diego County in accordance with the terms of Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

      8.3 PAYMENT FOR ALTERATIONS. If Tenant orders any Alterations or repair work directly from Landlord, Tenant shall pay to Landlord, within ten (10) days after demand, all charges for such work, including a percentage of the cost of such work (such percentage to be established on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord, within ten (10) days after demand, for Landlord's out-of-pocket costs and expenses incurred in connection with Landlord's review of such work, plus a Landlord administrative fee equal to five percent (5%) of the total cost of such work.

      8.4 LANDLORD'S PROPERTY. All Alterations, improvements and fixtures which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord; provided, however, that Tenant may remove those improvements that Tenant can substantiate were not paid for with any Tenant improvement funds provided to Tenant by Landlord. Notwithstanding the foregoing, Landlord may, by written notice to Tenant at the time Landlord (i) grants its consent to an Alteration, or (ii) is notified by Tenant of a Permitted Alteration, notify Tenant as to whether it shall require Tenant at Tenant's expense to remove any Alterations from the Premises and repair any damage to the Premises and


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Building caused by such removal upon termination of this Lease. If Tenant fails to complete such removal prior and/or to repair any damage caused by the removal of any Alterations by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant.

                                   ARTICLE 9

                             COVENANT AGAINST LIENS

      Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property or any portion thereof, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                   ARTICLE 10

                                    INSURANCE

      10.1 INDEMNIFICATION AND WAIVER. Except as due to the gross negligence or willful misconduct of Landlord or Landlord Parties (as hereinafter defined), Tenant hereby assumes all risk of damage to property and injury to persons in, on or about the Premises from any cause whatsoever, and agrees that, to the extent not prohibited by law, Landlord, its partners and subpartners, and their respective officers, directors, shareholders, agents, property managers, employees and independent contractors (collectively, the "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense, cause of action, claims and liability, including without limitation court costs and reasonable attorneys' fees (collectively "CLAIMS") incurred in connection with or arising from (a) any cause in, on or about the Premises, (b) any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant or any such person in, on or about the Real Property, and (c) any cause relating to the Nitrogen Tank (as hereinafter defined); provided that the terms of the foregoing indemnity shall not apply to: (i) any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties; or (ii) any loss of or damage to Landlord's property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below. Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.

      10.2 TENANT'S COMPLIANCE WITH LANDLORD'S FIRE AND CASUALTY INSURANCE. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase.


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Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

      10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts at all times following the date (the "INSURANCE START DATE") which is the earlier of (i) Tenant's entry into the Premises to perform any work therein, or (ii) the Lease Commencement Date, and continuing thereafter throughout the Lease Term:

            10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than: (i) Bodily Injury and Property Damage Liability - $2,000,000 each occurrence and $2,000,000 annual aggregate, and (ii) Personal Injury Liability - $2,000,000 each occurrence and $2,000,000 annual aggregate.

            10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and (iii) all Alterations and other improvements and additions in and to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the guaranteed replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

            10.3.3 Business interruption, loss-of-income and extra-expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

            10.3.4 The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Insurance Start Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the costs of it shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

      10.4 SUBROGATION. Landlord and Tenant agree to have their respective insurance companies issuing property damage, loss of income and/or rental interruption and extra expense insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by such party is not invalidated thereby. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insured under property damage insurance policies carried by the waiving party under this Lease (or would have been covered had the waiving party maintained such insurance as so required under this Lease). If either party fails to carry the amounts and


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types of insurance required to be carried by it pursuant to this Article 10, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

      10.5 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of comparable Class "A" buildings located in the area in which the Project is located.

      10.6 LANDLORD'S INSURANCE. During the Term, Landlord shall maintain casualty insurance covering the Building (excluding the property which Tenant is obligated to insure pursuant to the terms hereof). Such insurance shall provide protection against any peril generally included within the classification "Fire and Extended Coverage." Landlord shall also maintain comprehensive general liability and property damage insurance with respect to the operation of the Building. Such insurance shall be in such amounts and with such deductibles as Landlord reasonably deems appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord's mortgagees or deed of trust beneficiaries may determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided in this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies maintained by Landlord and will not be named as an additional insured thereunder.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

      11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty or any condition existing in the Premises as a result of a fire or other casualty that would give rise to the terms of this Article 11. If the Premises or any common areas of the Project serving or providing access to the Premises shall be damaged by fire or other casualty or be subject to a condition existing as a result of a fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project (or any portion thereof) or any other modifications to the common areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Sections 10.3.2(ii) and 10.3.2(iii) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's
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invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

      11.2 LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Project shall be damaged by fire or other casualty or cause or be subject to a condition existing as a result of such a fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Real Property or ground lessor with respect to the Real Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage or condition arising as a result of such damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, if the Premises, the Building or any portion of the Project is destroyed or damaged to any substantial extent during the last eighteen (18) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty
(30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage (subject to any abatement as provided in Section 11.1 above), and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of this Lease Term.

      11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Real Property.

                                   ARTICLE 12

                                  CONDEMNATION

      If ten percent (10%) or more of the Premises or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice to Tenant, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired as a result of any taking of all or any portion of the Project, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice to Landlord, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such


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taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

                                   ARTICLE 13

                           COVENANT OF QUIET ENJOYMENT

      Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

      14.1 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five
(45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3, below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer,
(iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under Section 19.1.7 of this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

      14.2 LANDLORD'S CONSENT. Subject to Landlord's rights in Section 14.4 below, Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

            14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

            14.2.2 The Transferee's intended use of the Subject Space is not permitted under this Lease;


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            14.2.3 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

            14.2.4 The Transferee is a governmental entity or agency;

            14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

            14.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

            14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

            14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve
(12)-month period immediately preceding the Transfer Notice.

      If Landlord consents to any Transfer pursuant to the terms of this Section
14.2 (and does not exercise any recapture rights Landlord may have under Section
14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice
(i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding any contrary provisions of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or terminate this Lease.

      14.3 TRANSFER PREMIUM.

            14.3.1 DEFINITION OF TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of the "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer which is in excess of the Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any brokerage commissions and third party legal fees in connection with the Transfer (collectively, the "SUBLEASING COSTS"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.


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            14.3.2 PAYMENT OF TRANSFER PREMIUMS. The determination of the amount of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 14.3.2, but an estimate of the amount of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this Section
14.3.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant's future obligations under this
Section 14.3.2 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant. If Tenant has underpaid the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Basic Rent hereunder. For purposes of calculating the Transfer Premium on an annual basis, Tenant's Subleasing Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Subleasing Costs are exhausted.

            14.3.3 CALCULATIONS OF RENT. In the calculation of the Rent, as it relates to the Transfer Premium calculated under Section 14.3.1 above, the Rent paid during each annual period for the Subject Space by Tenant, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term.

      14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this Article 14, in the event that the Transfer involves a Transfer of less than the entire Premises, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section
14.2 of this Lease.

      14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium with respect to any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

      14.6 ADDITIONAL TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of


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twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and
(ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, or (B) the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

      14.7 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in the Lease, Landlord's consent shall not be required for any assignment of this Lease or sublease of all or a portion of the Premises to an Affiliate of Tenant (as defined below) so long as the following conditions are met: (i) at least thirty (30) business days before any such assignment or sublease, Landlord receives written notice of such assignment or sublease (as well as any documents or information reasonably requested by Landlord regarding the proposed intended transfer and the transferee); (ii) Tenant is not then in default under this Lease; (iii) if the transfer is an assignment or any other transfer to an Affiliate other than a sublease, the intended assignee assumes in writing all of Tenant's obligations under this Lease relating to the Premises in a form satisfactory to Landlord or, if the transfer is a sublease, the intended sublessee accepts the sublease in form satisfactory to Landlord; (iv) the intended transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, at least equal to the net worth of the original Tenant under the Lease as of the Effective Date; (v) the Premises shall continue to be operated solely for the use specified in the Lease; and (vi) Tenant shall pay to Landlord all costs reasonably incurred by Landlord or any mortgagee or ground lessor for such assignment or subletting, including, without limitation, reasonable attorneys' fees. No transfer to an Affiliate in accordance with this subparagraph shall relieve Tenant named herein of any obligation under this Lease or alter the primary liability of Tenant named herein for the payment of Rent or for the performance of any other obligation to be performed by Tenant, including the obligations contained in the Lease with respect to any Affiliate. As used herein, an "AFFILIATE" means any entity that (i) controls, is controlled by, or is under common control with Tenant; (ii) results from the transfer of all or substantially all of Tenant's assets or stock; or (iii) results from the merger or consolidation of Tenant with another entity. "CONTROL" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs.

                                   ARTICLE 15

                SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES

      15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

      15.2 REMOVAL OF TENANT PROPERTY BY TENANT. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, which items are not a part of the tenant improvements installed in the Premises, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term. Upon the expiration of the Lease Term, or
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termination of this Lease, Tenant shall, subject to the provisions of this
Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

      15.3 REMOVAL OF TENANT'S PROPERTY BY LANDLORD. Whenever Landlord shall re-enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Tenant's default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with Sections 1980 through 1991 of the California Civil Code and Section 1174 of the California Code of Civil Procedure, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time.

      15.4 LANDLORD'S ACTIONS ON PREMISES. In the event that Tenant has not removed its personal property from the Premises upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Tenant's default as provided in this Lease, and Landlord elects to enter the Premises for the purposes of removing, retaining, storing or selling the property of Tenant as herein provided, then Tenant hereby waives, and releases Landlord from, all claims for damages or other liability in connection with such entry by Landlord or its agents or representatives, and Tenant hereby indemnifies and holds Landlord harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

                                   ARTICLE 16

                                  HOLDING OVER

      If Tenant holds over after the expiration of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.


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                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

      Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

      This Lease shall be subject and subordinate to all easement agreements and covenants, conditions and restrictions recorded against the land underlying the Project, and to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases; provided, however, that Landlord shall use its commercially reasonable efforts to obtain from any such first mortgagee or ground lessor a commercially reasonable form of nondisturbance agreement, which shall provide that so long as Tenant is in compliance with the terms of this Lease, Tenant shall not be disturbed by such first mortgagee or ground lessor. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

      19.1 DEFAULTS. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

            19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, which failure is not corrected within five (5) days after the date that Landlord has provided Tenant with written notice that such sums are due and owing; or


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            19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible; or

            19.1.3 Abandonment or vacation of the Premises by Tenant; or

            19.1.4 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

            19.1.5 The hypothecation or assignment of this Lease or subletting of the Premises, in violation of Article 14 hereof.

      19.2 REMEDIES UPON DEFAULT. Upon the occurrence of such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

            19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                  (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                  (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                  (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable
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            The term "RENT" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.2.3 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

            19.2.3 After notice and the expiration of any applicable cure period, Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes), all at Tenant's expense, without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Notwithstanding the foregoing, in the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.

      19.3 PAYMENT BY TENANT. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

      19.4 SUBLEASES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, following any such default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

      19.5 FORM OF PAYMENT AFTER DEFAULT. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

      19.6 WAIVER OF DEFAULT. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall
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waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

      19.7 EFFORTS TO RELET. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 20

                          SECURITY DEPOSIT AND GUARANTY

      Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

                                   ARTICLE 21

                                      SIGNS

      21.1 FULL FLOOR TENANTS. Subject to Landlord's prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Project, if the Premises or any portion thereof comprise an entire floor of the Building, Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

      21.2 MULTI-TENANT FLOOR TENANTS. If Tenant occupies less than the entire floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's sole cost and expense, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program. Any additions, deletions or modifications to such Building standard signage shall be at Tenant's sole expense and subject to the prior written approval of Landlord, in Landlord's sole discretion.


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      21.3 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, in its sole discretion.

      21.4 BUILDING DIRECTORY. Tenant shall, at Tenant's expense, be entitled to one (1) line on the Building directory to display Tenant's name and suite number.

                                   ARTICLE 22

                               COMPLIANCE WITH LAW

      Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures (including those pertaining to Hazardous Materials), other than the making of structural changes to the Building (collectively, the "EXCLUDED CHANGES"), except to the extent such Excluded Changes are required due to Tenant's alterations to or manner of use of the Premises. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE 23

                                ENTRY BY LANDLORD

      Landlord reserves the right at all reasonable times and upon prior reasonable notice to Tenant (except no such prior notice shall be required in emergencies) to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article, Landlord may enter the Premises at any time, without notice to Tenant, to (A) perform janitorial and other services required of Landlord, (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord's entry into the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security
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Tenant. In an emergency, Landlord shall have the right to use any means that
Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 24

                                 TENANT PARKING

      Tenant shall be entitled to use throughout the Lease Term the number of unreserved parking passes set forth in Section 12 of the Summary, in a location in the Project Parking Area as designated by Landlord from time to time. Tenant shall not be required to pay to Landlord any parking fees for the use of such parking passes during the initial term, other than any parking taxes which may be imposed by governmental authorities in connection with the use of such parking. Thereafter, Tenant shall pay to Landlord for the use of such parking passes, on a monthly basis, the prevailing rate charged from time to time by Landlord or Landlord's parking operator for parking passes in the Project Parking Area where such parking passes are located. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Project Parking Area and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. In addition, Landlord may assign any parking spaces and/or make all or a portion of such spaces reserved or institute an attendant-assisted tandem parking program and/or valet parking program if Landlord determines in its sole discretion that such is necessary or desirable for orderly and efficient parking. Landlord specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Project Parking Area, and Tenant acknowledges and agrees that Landlord, from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to the Project Parking Area, or temporarily relocate Tenant's parking spaces to other parking structures and/or surface parking areas within a reasonable distance from the Project Parking Area, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord.

                                   ARTICLE 25

                            MISCELLANEOUS PROVISIONS

      25.1 BINDING EFFECT; SUCCESSORS. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease, and no assignment, sublease or other transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

      25.2 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

      25.3 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are
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the same to Landlord within ten (10) days following the request therefor. Should
Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

      25.4 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the Security Deposit, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

      25.5 PROHIBITION AGAINST RECORDING. Except as provided in Section 25.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

      25.6 CAPTIONS. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

      25.7 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

      25.8 TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

      25.9 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

      25.10 LANDLORD EXCULPATION. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties (including any successor landlord) shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

      25.11 CHILD CARE FACILITIES. Tenant acknowledges that any child care facilities located or which may be located in the Project (the "CHILD CARE FACILITIES") which are available to Tenant and Tenant's employees are provided by a third party (the "CHILD CARE PROVIDER") which is leasing space in the Project, and not by Landlord. If Tenant or its employees choose to use the Child Care Facilities, Tenant acknowledges that Tenant and Tenant's employees are not relying upon any investigation which Landlord may have conducted concerning the Child Care Provider or any warranties or representation with respect thereto, it being the sole responsibility of Tenant and the individual user of the Child Care Facilities to conduct any and all investigations of the Child Care Facilities prior to making use thereof.


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Accordingly, Landlord shall have no responsibility with respect to the quality or care provided by the Child Care Facilities, or for any acts or omissions of the Child Care Provider. Furthermore, Tenant, for Tenant and for Tenant's employees, hereby agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Child Care Facilities by Tenant or Tenant's employees. Tenant hereby covenants that Tenant shall inform all of Tenant's employees of the provisions of this Section prior to such employees' use of the Child Care Facilities. Nothing contained herein is intended to be a representation nor warranty by Landlord that any Child Care Facilities will be available during the Lease Term and Landlord shall have no obligation to provide, or to make available, any such Child Care Facilities.

      25.12 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

      25.13 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.

      25.14 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "FORCE MAJEURE"), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, and except as to Tenant's obligations under EXHIBIT D, notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

      25.15 NOTICES. All notices, demands, statements, approvals or communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in
Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date which is two (2) business days after it is mailed as provided in this Section or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.


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      25.16 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

      25.17 AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

      25.18 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

      25.19 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      25.20 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary and Landlord's designated representative (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with the transaction contemplated by this Lease pursuant to the terms of a separate written agreement between Landlord and the Brokers. Each party agrees to indemnify, defend, protect and hold the other party harmless from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this Section shall survive the expiration or earlier termination of the Lease Term.

      25.21 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

      25.22 BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to designate and/or change the name of the Project, the Building and/or any other building in the Project, and to install, affix and maintain any and all signs on the exterior and on the interior of the Project, the Building and/or any other building in the Project, as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project, the Building or any other building in the Project, or use pictures or illustrations of the Project, the Building or any other building in the Project, in advertising or other publicity, without the prior written consent of Landlord.

      25.23 HAZARDOUS MATERIALS. Tenant acknowledges that Landlord has agreed to make the existing Phase I Environmental Assessment Report, if any, available to Tenant upon Tenant's prior written request. Tenant acknowledges that Landlord may incur costs (a) for complying with laws, codes, regulations or ordinances relating to Hazardous Materials, or (b) otherwise in connection with Hazardous Materials including, without limitation, the following: (i) Hazardous Materials present in soil or ground water, (ii) Hazardous Materials that migrate, flow, percolate, diffuse or in any way move onto or under the Project, (iii) Hazardous Materials present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other tenants of the Project or their agents, employees, contractors or invitees, or by others, and (iv) material which becomes Hazardous Materials


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due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, the Project for complying with laws, codes, regulations or ordinances relating to Hazardous Materials shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. Notwithstanding the foregoing, Tenant shall not be responsible for any costs or expenses incurred in connection with any loss or injury caused by (A) the presence of any Hazardous Materials existing on the Project prior to the Effective Date of this Lease, or (B) the release of any Hazardous Materials on the Project by Landlord. To the extent any such Operating Expense relating to Hazardous Materials is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates.

      25.24 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project or area-wide ridesharing program manager;
(v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

      25.25 NO DISCRIMINATION. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

      25.26 Intentionally Omitted.

      25.27 DEVELOPMENT OF THE PROJECT.

            25.27.1 SUBDIVISION. Tenant acknowledges that the Project may be comprised of separate legal lots. Landlord reserves the right to further subdivide or sell all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents reasonably necessary to conform this Lease to the circumstances resulting from such a subdivision or sale and any all ancillary transactions in connection therewith.

            25.27.2 OTHER IMPROVEMENTS. If portions of the Project or property adjacent to the Project (collectively, the "OTHER IMPROVEMENTS") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Project Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect


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Landlord's right to sell all or any portion of the Project or any other of
Landlord's rights described in this Lease.

            25.27.3 LANDLORD RENOVATIONS. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project or any part thereof, or to add any additional phases or office buildings to the Project, and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Building, Premises, and/or Real Property, including without limitation the Project Parking Area, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the driveways and other common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (ii) installing new floor covering, lighting, and wall coverings in the common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or Project, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building or Project, which work may create noise, dust or leave debris in the Project, (iii) renovation and/or expansion of the main entry to the Project and the main Building lobby area, (iv) renovation of the elevator, lobbies, elevator doors and frames and restrooms, and (v) installations, repairs or maintenance of telephone risers. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

      25.28 CONFIDENTIALITY. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, accounting, real estate and space planning consultants, respectively, or as otherwise required by law.

      25.29 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

      25.30 NO WAIVER. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

      25.31 JURY TRIAL; ATTORNEYS' FEES. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE


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PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the
event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

      25.32 SUBSTITUTION OF OTHER PREMISES. Landlord shall have the right to move Tenant to other space on the ground floor of the Project comparable in size to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant at least sixty (60) days' prior notice of Landlord's election to so relocate Tenant, and shall move Tenant's effects (including, without limitation, its lab equipment) to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. The new space shall be delivered to Tenant with improvements substantially similar to those improvements existing in the Premises at the time of Landlord's notification to Tenant of the relocation, which improvements shall be paid for by Landlord at Landlord's cost. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

      25.33 NITROGEN TANK. Tenant shall have the right, at its sole cost and expense, to install, access, repair, replace, remove, operate and maintain a nitrogen tank, together with necessary equipment (collectively, the "NITROGEN TANK") on a pad in the rear of the Building, in the location designated on EXHIBIT A-1 attached hereto and incorporated herein. Tenant's rights and obligations with regard to the Nitrogen Tank shall be governed by the following terms and conditions:

            25.33.1 Tenant's right to install, access, replace, repair, remove, operate and maintain the Nitrogen Tank shall be subject to all governmental laws, rules and regulations and Landlord makes no representations that such laws, rules and regulations permit such installation and operation.

            25.33.2 The exact size, quality, materials and aesthetics of, and any required screening for, the Nitrogen Tank shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

            25.33.3 Tenant shall use the Nitrogen Tank so as not to cause any interference with any other existing tenants or occupants in the Project and in a manner so as not to damage or interfere with the normal operation of the Project and related facilities. Tenant shall be solely responsible for any damage caused as a result of the Nitrogen Tank and shall indemnify, protect, defend and hold Landlord and the Landlord Parties harmless with regard to any Claims relating to the Nitrogen Tank, as provided in Section 10.1 above.

      25.34 The Nitrogen Tank shall remain the sole property of Tenant. Tenant shall remove the Nitrogen Tank, at Tenant's sole cost and expense, upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the area in which the Nitrogen Tank is located upon such removal. If Tenant fails to remove the Nitrogen Tank and repair the Building within thirty (30) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant's expense. The provisions of this Section shall survive the expiration or earlier termination of this Lease.


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      IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.

      "LANDLORD"       15015 AVENUE OF SCIENCE ASSOCIATES LLC,
                       a Delaware limited liability company

                       By: PV 15015 Avenue of Science LLC,
                           a Delaware limited liability company,
                           its managing member


                           By:                                           ,
                              -------------------------------------------
                              a                                          ,
                               ------------------------------------------
                              Its
                                 ----------------------------------------


                                 By:                                     ,
                                    -------------------------------------
                                    a                                    ,
                                     ------------------------------------
                                    Its
                                       ----------------------------------


                                       By:    /s/ Christopher Hughes
                                          -------------------------------
                                       Name:  Christopher Hughes
                                            -----------------------------
                                       Title: Vice President
                                             ----------------------------

      "TENANT"         PDF SOLUTIONS, INC., a Delaware corporation


                       By: /s/ John K. Kibarian
                          ---------------------------------------------
                          Name: John K. Kibarian
                               ----------------------------------------
                          Its:  President and Chief Executive Officer
                              -----------------------------------------


                       By: /s/ P. Steven Melman
                          ---------------------------------------------
                           Name: P. Steven Melman
                                ---------------------------------------
                           Its:  Chief Financial Officer
                               ----------------------------------------


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                                    EXHIBIT A

                             CARMEL CORPORATE PLAZA

                             FLOOR PLAN OF PREMISES

                                [TO BE ATTACHED]


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                                   EXHIBIT A-1

                             CARMEL CORPORATE PLAZA

                            LOCATION OF NITROGEN TANK

                                [TO BE ATTACHED]


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                                    EXHIBIT B

                             CARMEL CORPORATE PLAZA

                              RULES AND REGULATIONS

      Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

      1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

      2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

      3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturday, Sunday and Holidays (as defined in the Lease) all persons who do not present a pass or card key to the Building approved by Landlord. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

      4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

      5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

      6. Landlord shall have the right to control and operate the public portions of the Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable building projects in the vicinity of the Project.


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      7. The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

      8. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord or Landlord's agents to prevent same.

      9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

      10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

      11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

      12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

      13. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

      14. Tenant shall not bring into or keep within the Project or the Premises any animals, birds, bicycles or other vehicles.

      15. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

      16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

      17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.


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      18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

      19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

      20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

      21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

      22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

      23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

      24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

      25. The term "PERSONAL GOODS OR SERVICES VENDORS" as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord's prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. Under no circumstance shall the personal goods or services vendors display their products in a public or common area, including corridors and elevator lobbies. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

      26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

      27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.


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      28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


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                                    EXHIBIT C

                             CARMEL CORPORATE PLAZA

                               AMENDMENT TO LEASE

      This AMENDMENT TO LEASE ("AMENDMENT") is made and entered into effective as of _______________, 200_, by and between 15015 AVENUE OF SCIENCE ASSOCIATES LLC, a Delaware limited liability company ("Landlord"), and PDF SOLUTIONS, INC., a Delaware corporation ("TENANT")

                                R E C I T A L S:

      A. Landlord and Tenant entered into that certain Office Lease dated as of ____________________ (the "LEASE") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises", as described in the Lease, known as Suite ____ of the Building located at 15015 Avenue of Science, San Diego, California 92128-3430.

      B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning gives such terms in the Lease.

      C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the Lease Term, as hereinafter provided.

      NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy and Landlord has performed all work required to be performed by Landlord pursuant to the Tenant Work Letter attached to the Lease,
(b) the Lease Term for the Lease commenced as of ____________________ (the "LEASE COMMENCEMENT DATE") for a term of __________ (____) years ending on ____________________ (the "LEASE EXPIRATION DATE") (unless sooner terminated or extended as provided in the Lease) and (c) in accordance with the Lease, Rent commenced to accrue on ____________________.

      2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.


                              EXHIBIT C - Page 1
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      IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

      "LANDLORD"     15015 AVENUE OF SCIENCE ASSOCIATES LLC,
                     a Delaware limited liability company

                     By:   PV 15015 Avenue of Science LLC,
                           a Delaware limited liability company,
                           its managing member


                           By:                                           ,
                              -------------------------------------------
                              a                                          ,
                               ------------------------------------------
                              Its
                                 ----------------------------------------


                                 By:                                     ,
                                    -------------------------------------
                                    a                                    ,
                                     ------------------------------------
                                    Its
                                       ----------------------------------


                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------

      "TENANT"         PDF SOLUTIONS, INC., a Delaware corporation


                       By:
                          ---------------------------------------------
                          Name:
                               ----------------------------------------
                          Its:
                              -----------------------------------------


                       By:
                          ---------------------------------------------
                           Name:
                                ---------------------------------------
                           Its:
                               ----------------------------------------


                              EXHIBIT C - Page 2
                                                          CARMEL CORPORATE PLAZA
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
                                    EXHIBIT D

                             CARMEL CORPORATE PLAZA

                               TENANT WORK LETTER

      Tenant acknowledges and agrees that the Premises have previously been constructed including interior tenant improvements therein, and is satisfactory and shall be accepted by Tenant in its "AS IS" condition as of the date of execution of this Lease and on the Lease Commencement Date; provided, however, that Landlord shall construct certain modifications to the interior of the Premises pursuant to the Approved Working Drawings in accordance with the following provisions of this Tenant Work Letter.

                                    SECTION 1

                     CONSTRUCTION DRAWINGS FOR THE PREMISES

      Prior to the execution of this Lease, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by Facility Solutions, and is attached to the Lease as EXHIBIT A (the "FINAL SPACE PLAN"). Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant's approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the "WORKING DRAWINGS"). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building's standard improvement package items, as determined by Landlord. Within three (3) business days after Tenant's receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such three (3) business days period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through
(iv) below. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant's approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord's and Tenant's approval of the Working Drawings, the same shall be known as the "APPROVED WORKING DRAWINGS". Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the Premises; (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the tenant improvements depicted in the Final Space Plan; (iii) be of a quality lower than the quality of the standard improvement package items for the Building; and/or (iv) require any changes to the base, shell and core work or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the "CONSTRUCTION DRAWINGS". The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the "TENANT IMPROVEMENTS".


                              EXHIBIT D - Page 1
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
                                    SECTION 2

                              OVER-ALLOWANCE AMOUNT

      Landlord and Tenant hereby agree that Landlord shall, at Landlord's expense (except as provided in this Section 2) cause a contractor designated by Landlord (the "CONTRACTOR") to (i) obtain all applicable building permits for construction of the Tenant Improvements, and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, and in good workmanlike manner; provided, however, in the event that (A) the Approved Working Drawings differ with respect to the quality and quantity of those tenant improvements depicted on the Final Space Plan, and/or
(B) Tenant shall request any changes or substitutions to any of the Construction Drawings, and such differences, changes and/or substitutions result in increased costs of construction in excess of the costs of those tenant improvements depicted on the Final Space Plan, then Tenant shall pay such excess costs to Landlord in cash within five (5) days after Landlord's request therefor. Notwithstanding the foregoing to the contrary, in no event shall Landlord be obligated to pay for any of Tenant's furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant.

                                    SECTION 3

                 READY FOR OCCUPANCY; SUBSTANTIAL COMPLETION OF
                             THE TENANT IMPROVEMENTS

      3.1 READY FOR OCCUPANCY; SUBSTANTIAL COMPLETION. For purposes of this Lease, the Premises shall be "READY FOR OCCUPANCY" upon Substantial Completion of the Premises. For purposes of this Lease, "SUBSTANTIAL COMPLETION" of the Premises shall occur upon (i) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, and (ii) the issuance by the City of San Diego, California of a temporary certificate of occupancy (or comparable document) for the Premises.

      3.2 DELAY OF THE SUBSTANTIAL COMPLETION OF THE PREMISES. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, "TENANT DELAYS"):

            3.2.1 Tenant's failure to timely approve the Working Drawings or any other matter requiring Tenant's approval;

            3.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

            3.2.3 Tenant's request for changes in any of the Construction Drawings;

            3.2.4 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord's standard improvement package items for the Building;

            3.2.5 Changes to the base, shell and core work, structural components or structural components or systems of the Building required by the Approved Working Drawings; or

            3.2.6 Any other acts or omissions of Tenant, or its agents, or employees;


                              EXHIBIT D - Page 2
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
then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Lease Commencement Date (as set forth in Section 7.3 of the Summary) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

                                    SECTION 4

                                  MISCELLANEOUS

      Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 4, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Real Property and against injury to any persons caused by Tenant's actions pursuant to this Section 4.

                                    SECTION 5

                       RELOCATION OF TENANT LAB EQUIPMENT;
             REIMBURSEMENT OF COSTS TO RELOCATE TENANT LAB EQUIPMENT

      Landlord has agreed to reimburse Tenant for the reasonable, actual and direct costs incurred by Tenant to relocate its lab equipment from its current premises to the new Premises at the commencement of the Lease Term (including, without limitation, any of the costs incurred (if any) in redistributing the air conditioning within the Premises to accommodate any special requirements for such lab equipment). Such reimbursement shall be made within thirty (30) days after Landlord's receipt of a written statement from Tenant setting forth the costs incurred by Tenant, together with invoices supporting the same.


                              EXHIBIT D - Page 3
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                                    EXHIBIT E

                             CARMEL CORPORATE PLAZA

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

      The undersigned, as Tenant under that certain Office Lease (the "LEASE") made and entered into as of _______________, 200_ and between 15015 AVENUE OF SCIENCE ASSOCIATES LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for Premises on the __________ (____) floor(s) of the Building located at 15015 Avenue of Science, San Diego, California 92128-3430 hereby certifies as follows:

      1. Attached hereto as EXHIBIT A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in EXHIBIT A represent the entire agreement between the parties as to the Premises.

      2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
____________________.

      3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in EXHIBIT A.

      4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

      5. Tenant shall not modify the documents contained in EXHIBIT A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

      6. Base Rent became payable on ____________________.

      7. The Lease Term expires on ____________________.

      8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

      9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

      10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

      11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ____________________. The current monthly installment of Base Rent is $__________.

      12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.


                              EXHIBIT E - Page 1
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
      13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

      Executed at ____________________ on the _____ day of _______________,
200_.

      "TENANT"                    PDF SOLUTIONS, INC., a Delaware corporation


                                  By:
                                     ------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Its:
                                          -------------------------------------


                                  By:
                                     ------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Its:
                                          -------------------------------------


                              EXHIBIT E - Page 2
                                                          CARMEL CORPORATE PLAZA
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
                             CARMEL CORPORATE PLAZA

                                  OFFICE LEASE

                     15015 AVENUE OF SCIENCE ASSOCIATES LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,

                                  AS LANDLORD,

                                       AND

                              PDF SOLUTIONS, INC.,
                             A DELAWARE CORPORATION

                                   AS TENANT.

                                                          CARMEL CORPORATE PLAZA
                                                           [PDF Solutions, Inc.]

                             CARMEL CORPORATE PLAZA

                       SUMMARY OF BASIC LEASE INFORMATION

      This Summary of Basic Lease Information (the "SUMMARY") is hereby incorporated by reference into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

               TERMS OF LEASE
    (REFERENCES ARE TO THE OFFICE LEASE)                        DESCRIPTION
    ------------------------------------                        -----------
1.      Dated as of:                                 April 1, 2003 (the "EFFECTIVE DATE")

2.      Landlord:                                    15015 AVENUE OF SCIENCE ASSOCIATES
                                                     LLC, a Delaware limited liability company

3.      Address of Landlord                          c/o The Shidler Group
        (Section 29.14):                             4660 La Jolla Village Drive, Suite 800
                                                     San Diego, CA 92122
                                                     Attn: Mr. Matt Root

                                                     and

                                                     Teel, Palmer & Roeper, LLP
                                                     8910 University Center Lane, Suite 630
                                                     San Diego, CA  92122
                                                     Attn: Dean E. Roeper, Esq.

4.      Tenant:                                      PDF SOLUTIONS, INC.,
                                                     a Delaware corporation

5.      Address of Tenant                            PDF Solutions, Inc.
        (Section 29.14):                             15015 Avenue of Science
                                                     San Diego, CA  92128
                                                     Attn: P. Steven Melman, CFO
                                                     (Prior to Lease Commencement Date)

                                                     and

                                                     15015 Avenue of Science, Suite 150
                                                     San Diego, California  92128-3430
                                                     Attn: P. Steven Melman, CFO
                                                     (After Lease Commencement Date)
6.      Premises (Article 1):

        6.1    Premises:                             Approximately 11,221 rentable square feet
                                                     of space located on the first (1st) floor
                                                     of the Building (as defined below), as set
                                                     forth in EXHIBIT A  attached hereto, known
                                                     as Suite 150.


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

        6.2    Building:                             The Premises are located in the "BUILDING"
                                                     whose address is 15015 Avenue of Science,
                                                     San Diego, California 92128-3430.

7.      Term (Article 2):

        7.1    Lease Term:                           Sixty (60) months

        7.2    Option Term(s):                       None.

        7.3    Lease Commencement Date:              The date that the Premises are Ready For
                                                     Occupancy (as defined in  EXHIBIT D
                                                     attached hereto).

        7.4    Lease Expiration Date:                The last day of the month in which the
                                                     sixtieth (60th) anniversary of the Lease
                                                     Commencement Date occurs.

        7.5    Lease Amendment:                      Landlord and Tenant shall confirm the
                                                     Lease Commencement Date and the Lease
                                                     Expiration Date in an Amendment to the
                                                     Lease (EXHIBIT C) to be executed pursuant to
                                                     Article 2 of the Office Lease.

8.       Base Rent (Article 3):

                                                                           Monthly Base Rental
                                                   Monthly Installment           Rate per
         Period              Annual Base Rent          of Base Rent        Rentable Square Foot
-------------------------   ------------------    ---------------------   ----------------------
Lease Commencement                  **                  $8,415.75                  $0.75
   Date - 12/31/03*
   1/1/04 - 12/31/04          $208,710.60              $17,392.55                  $1.55
   1/1/05 - 12/31/05          $215,443.20              $17,953.60                  $1.60
   1/1/06 - 12/31/06          $222,175.86              $18,514.65                  $1.65
   1/1/07 - 12/31/07          $228,908.40              $19,075.70                  $1.70
     1/1/08 - Lease                 **                 $19,636.75                  $1.75
    Expiration Date

*     Subject to Section 3.2 below.

**    Note: Years 2003 and 2008 will be partial years.

9.      Additional Rent (Article 4):

        9.1    Tenant's Share of Direct              13.187% (11,221 rentable square  feet
               Expenses (and Utilities               within the Premises/85,090  rentable square
               Costs):                               feet within the Building) (See
                                                     Section 4.2.6 of Office Lease).

10.     Security Deposit (Article 20):               $19,636.75.

11.     Guarantor(s) (Article 20):                   None.

12.     Number of Parking Passes(Article 24):        Thirty-five (35) unreserved parking passes
                                                     for the Premises.

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

13.     Brokers (Section 25.19):                     Colliers International (Landlord and Tenant)

14.     Tenant Improvement Allowance                 See Section 5 of the Tenant Work Letter.
        (EXHIBIT D):

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
      The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

      "LANDLORD"     15015 AVENUE OF SCIENCE ASSOCIATES LLC,
                     a Delaware limited liability company

                     By:   PV 15015 Avenue of Science LLC,
                           a Delaware limited liability company,
                           its managing member


                           By:                                           ,
                              -------------------------------------------
                              a                                          ,
                               ------------------------------------------
                              Its
                                 ----------------------------------------


                                 By:                                     ,
                                    -------------------------------------
                                    a                                    ,
                                     ------------------------------------
                                    Its
                                       ----------------------------------


                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------

      "TENANT"         PDF SOLUTIONS, INC., a Delaware corporation


                       By:
                          ---------------------------------------------
                          Name:
                               ----------------------------------------
                          Its:
                              -----------------------------------------


                       By:
                          ---------------------------------------------
                          Name:
                               ----------------------------------------
                          Its:
                              -----------------------------------------

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
                             CARMEL CORPORATE PLAZA

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----

ARTICLE 1   PROJECT, BUILDING AND PREMISES.................................        1

ARTICLE 2   LEASE TERM.....................................................        2

ARTICLE 3   BASE RENT......................................................        2

ARTICLE 4   ADDITIONAL RENT................................................        3

ARTICLE 5   USE OF PREMISES................................................        7

ARTICLE 6   SERVICES AND UTILITIES.........................................        8

ARTICLE 7   REPAIRS........................................................       10

ARTICLE 8   ADDITIONS AND ALTERATIONS......................................       10

ARTICLE 9   COVENANT AGAINST LIENS.........................................       12

ARTICLE 10  INSURANCE......................................................       12

ARTICLE 11  DAMAGE AND DESTRUCTION.........................................       14

ARTICLE 12  CONDEMNATION...................................................       15

ARTICLE 13  COVENANT OF QUIET ENJOYMENT....................................       16

ARTICLE 14  ASSIGNMENT AND SUBLETTING......................................       16

ARTICLE 15  SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES...............       19

ARTICLE 16  HOLDING OVER...................................................       20

ARTICLE 17  ESTOPPEL CERTIFICATES..........................................       21

ARTICLE 18  SUBORDINATION..................................................       21

ARTICLE 19  DEFAULTS; REMEDIES.............................................       21

ARTICLE 20  SECURITY DEPOSIT AND GUARANTY..................................       24

ARTICLE 21  SIGNS..........................................................       24

ARTICLE 22  COMPLIANCE WITH LAW............................................       25

ARTICLE 23  ENTRY BY LANDLORD..............................................       25

ARTICLE 24  TENANT PARKING.................................................       26

ARTICLE 25  MISCELLANEOUS PROVISIONS.......................................       26


EXHIBITS:

A       FLOOR PLAN OF PREMISES
A-1     LOCATION OF NITROGEN TANK
B       RULES AND REGULATIONS
C       AMENDMENT TO LEASE
D       TENANT WORK LETTER
E       ESTOPPEL CERTIFICATE

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
                             CARMEL CORPORATE PLAZA

                             INDEX OF DEFINED TERMS

Actual Rate .....................................................              2
Adjustment Period ...............................................              2
Affiliate .......................................................             19
Alterations .....................................................             10
Amendment .......................................................      Exhibit C
Approved Working Drawings .......................................      Exhibit D
Base Rent .......................................................              2
Brokers .........................................................             29
Building ........................................................        Summary
Building Hours ..................................................              9
Child Care Facilities ...........................................             27
Child Care Provider .............................................             27
Claims ..........................................................             12
Construction Drawings ...........................................      Exhibit D
Contractor ......................................................      Exhibit D
Control .........................................................             19
Cost Pools ......................................................              4
Direct Expenses .................................................              3
Effective Date ..................................................        Summary
Estimate ........................................................              6
Estimate Statement ..............................................              6
Estimated Direct Expenses .......................................              6
Estimated Utilities Costs .......................................              6
Excluded Changes ................................................             25
Expense Year ....................................................              3
Final Space Plan ................................................      Exhibit D
Force Majeure ...................................................             28
Hazardous Materials .............................................              8
Holidays ........................................................              9
HVAC ............................................................              9
Insurance Start Date ............................................             13
Interest Rate ...................................................              4
Landlord ........................................................              1
Landlord Parties ................................................             12
Lease ...........................................................              1
Lease Commencement Date .........................................              2
Lease Expiration Date ...........................................              2
Lease Term ......................................................              2
Nitrogen Tank ...................................................             32
Notices .........................................................             28
Operating Expenses ..............................................              3
Other Improvements ..............................................             30
Permitted Alteration ............................................             11
personal goods or services vendors ..............................      Exhibit B
Premises ........................................................              1
Project .........................................................              1
Project Parking Area ............................................              1
Proposition 13 ..................................................              5


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

Ready for Occupancy .............................................      Exhibit D
Real Property ...................................................              1
Remedial Work ...................................................              8
Renovations .....................................................             31
rent ............................................................             23
Rules and Regulations ...........................................              1
Security Deposit ................................................             24
Statement .......................................................              6
Subject Space ...................................................             16
Subleasing Costs ................................................             17
Substantial Completion ..........................................      Exhibit D
Summary .........................................................        Summary
Tax Expenses ....................................................              5
Tenant ..........................................................              1
Tenant Affiliates ...............................................              8
Tenant Delays ...................................................      Exhibit D
Tenant Improvements .............................................      Exhibit D
Tenant's Share ..................................................              6
Transfer Notice .................................................             16
Transfer Premium ................................................             17
Transferee ......................................................             16
Transfers .......................................................             16
Utilities Costs .................................................              6
Working Drawings ................................................      Exhibit D


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